WOOD-RIDGE, NEW JERSEY, JULY 25, 1996--1st Bergen Bancorp
(NASDAQ/NMS:FBER), the holding company for South Bergen Savings Bank, announced net income for its third fiscal quarter ended June 30, 1996 of $494,000, an increase of 200% over the $165,000 earned for the same period last year and an increase of 138.6% over the $207,000 earned for the prior quarter. The $329,000 increase in earnings over the prior year is primarily attributable to a $346,000 increase in net interest income coupled with a $126,000 decrease in the provision for loan losses. The increase in earnings over the prior quarter is attributable to a $369,000 increase in net interest income, caused by an increase in yields on the Company's interest earning assets as the Compamy began to deploy the capital raised in the Company's initial public offering into loans and investment securities. The Company earned 16 cents per share for the quarter ended June 30, 1996. The Company completed its initial public offering on March 29, 1996, and accordingly, per share data is not presented for prior periods.

     Net interest income before provision for loan losses was $2.0 million for the three months ended June 30, 1996 as compared to $1.7 million for the three months ended June 30, 1995 and $1.6 million for the three months ended March 31, 1996.

     The provision for loan losses was $150,000 for the quarter ended June 30, 1996 compared to $276,000 for the same period in the prior year and $125,000 in the prior quarter. Non-interest income and non-interest expense totaled $57,000 and $1.1 million respectively for the three months ended June 30, 1996 as compared to $46,000 and $1.2 million respectively for the same period in the prior year and $46,000 and $1.2 million for the prior quarter.

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     Total assets at June 30, 1996 were $252.2 million versus $223.2 million at
September 30, 1995, an increase of 13.0%. This increase was due primarily to the Company's receipt of $30.6 million in net proceeds from the sale of 3,174,000 shares of common stock in connection with the Bank's mutual to stock conversion completed on March 29, 1996. Net loans totaled $110.0 million at June 30, 1996 compared to $113.6 million at September 30, 1995 and $107.0 million at March 31, 1996.

     The ratio of non-performing loans to total assets was 1.58% at June 30, 1996 as compared to 3.30% at September 30, 1995 and 1.71% at March 31, 1996. The improvement in the ratio of non-performing loans to total assets from March 31, 1996 to June 30, 1996 is due to a reduction in the non-performing portfolio from $4.4 million to $4.0 million, coupled with an increase in the Company's loan portfolio.

     The ratio of non-performing assets to total assets was 2.30% at June 30, 1996 as compared to 3.81% at September 30, 1995 and 2.47% at March 31, 1996. The improvement in the ratio of non-performing assets to total assets from March 31, 1996 to June 30, 1996 is due to the same reduction in the non-performing portfolio and a reduction in the Company's real estate owned. Real estate owned totaled $1.4 million at June 30, 1996 compared to $1.1 million at September 30, 1995 and $2.0 million at March 31, 1996. The reduction in the real estate owned portfolio was due to sale of properties during the quarter as management continued to implement its strategy of resolving non-performing assets.

     South Bergen Savings Bank operates two offices in Bergen County and has announced plans to open an 'instore' banking facility in a new Super FoodTown located in Wanaque, New Jersey.

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                               1ST BERGEN BANCORP
            CONSOLIDATED STATEMENTS OF INCOME FOR THREE MONTHS ENDED

                                                     6/30/96         6/30/95
                                                   ----------      ----------
Interest Income:
  Loans .........................................  $2,378,502      $2,551,289
  MBS'S .........................................     834,001         586,945
  Interests-HTM .................................     894,713         496,375
  Securities--AFS ...............................     248,627          89,406
                                                   ----------      ----------
    TOTAL INTEREST INCOME .......................   4,355,843       3,724,015

Interest Expense:
  Deposits ......................................   2,346,423       2,024,965
  Advances from FHLB ............................           0          36,203
                                                   ----------      ----------
    TOTAL INTEREST EXPENSE ......................   2,346,423       2,061,168

Net Interest Income before Provision for
  loan losses ...................................   2,009,420       1,662,847
Provision for loan losses .......................     150,000         276,000
                                                   ----------      ----------
NET INTEREST INCOME AFTER PROVISION .............   1,859,420       1,386,847

Non-Interest income:
  Loan fees and service charges .................      38,470          27,169
  Other .........................................      18,029          19,075
                                                   ----------      ----------
    TOTAL NON-INTEREST INCOME ...................      56,499          46,244

Non-Interest Expense:
  Compensation and employee benefits ............     629,997         577,362
  Occupancy .....................................      64,101          58,719
  Equipment .....................................      90,584          92,714
  Advertising ...................................      42,154          45,171
  Federal Insurance Premiums ....................     119,020         113,001
  Net (gain) loss from REO ......................     (31,621)         81,356
  Insurance and bond premium ....................      20,830          14,202
  Other Expenses ................................     210,304         192,521
                                                   ----------      ----------
    TOTAL NON-INTEREST EXPENSE ..................   1,145,369       1,175,046
Income before taxes .............................     770,550         258,045
Federal and State tax expense ...................     276,992          93,175
                                                   ----------      ----------
NET INCOME ......................................  $  493,558      $  164,870
                                                   ==========      ==========

                               1ST BERGEN BANCORP
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                    6/30/96         9/30/95
                                                 ------------     ------------
ASSETS:
  Cash and due from banks ....................  $  5,197,242      $  3,215,041
  Interest-bearing deposits in other banks ...    12,000,000         6,000,000
                                                 ------------     ------------
    Total cash and cash equivalents ..........    17,197,242         9,215,041

  Investment securities held to maturity .....    36,545,595        22,666,332
  MBS securities held to maturity ............    56,688,208        44,154,005
  Securities available for sale ..............    22,430,000        25,008,563
  Loans receivable ...........................   109,968,074       113,555,926
  Premises and Equipment .....................     2,597,171         2,698,110
  Real Estate owned ..........................     1,435,934         1,070,982
  FHLB Stock .................................     1,487,200         1,446,500
  Accrued interest and dividends receivable ..     1,431,122         1,162,651
  Deferred income taxes ......................     2,052,609         1,988,535
  Other Assets ...............................       339,857           199,924
                                                 ------------     ------------
    TOTAL ASSETS .............................   252,173,012       223,166,569

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits ...................................   206,986,036       207,837,993
  Escrow .....................................       836,242           910,656
  Accrued income taxes .......................       743,665            78,734
  Other liabilities ..........................       210,557           164,886
                                                 ------------     ------------
TOTAL LIABILITIES ............................    208,776,500      208,992,269

TOTAL STOCKHOLDERS' EQUITY ...................     43,396,512       14,174,300
                                                 ------------     ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY .....   $252,173,012     $223,166,569
                                                 ============     ============